                                             Portions denoted with asterisks
                                             (****) have been omitted and filed
                                             separately with the Securities and
                                             Exchange Commission pursuant to a
                                             request for confidential treatment.


                     DEVELOPMENT AND COOPERATION AGREEMENT

     This Development and Cooperation Agreement (this "Agreement") is entered into effective as of July 24, 2000 (the "Effective Date") between Applied Materials, Inc., a Delaware corporation ("Applied"), and Therma-Wave, Inc., a Delaware corporation ("Therma-Wave").

                                   Background

     A. Therma-Wave has developed certain metrology tools useful in the Semiconductor Field (as defined below).

     B. Applied desires that Therma-Wave undertake certain development work, in accordance with Applied's specifications, to develop metrology tools for integration into Applied's process tools, and Therma-Wave desires to undertake such work.

     C. Applied desires that Therma-Wave manufacture certain metrology tools pursuant to a separate manufacturing agreement between the parties, and Therma-Wave desires to undertake such manufacturing.

     D. Applied desires to be appointed the exclusive OEM (as defined below) of the Integrated Metrology Tools (as defined below), and Therma-Wave desires to make such appointment.

     E. Therma-Wave desires to be appointed as a Preferred Partner (as defined below) of Applied for Integrated Metrology Tools, and Applied desires to make such appointment.

                                   Agreement

1.   Definitions.  As used in this Agreement:

     1.1 "Affiliate" of a Party (or third party) means any person or entity that controls, is controlled by, or is under common control with such Party (or third party), but only as long as such control exists. For these purposes "control" means ownership of more than fifty percent (50%) of the outstanding voting stock or other equity interests in a person or entity or the power to otherwise direct the affairs of a person or entity.

     1.2  ****

     1.3  "Applied Information" has the meaning given in Section 8.1.
                                                         -----------

     1.4  "Applied's Initial Notice" has the meaning given in Section 2.1(a).
                                                              --------------

     1.5  "Applied Interim Improvements" has the meaning given in Section
                                                                  -------
7.2(b).
------

                                                     **** Confidential Treatment

     1.6 "Background Technology" of a Party means all algorithms, designs, drawings, formula, know-how, ideas, inventions, plans, processes, software, techniques, tools, and other technology that (a) is (i) owned by such Party or licensed to such Party and (ii) is in existence in electronic or written form or as a prototype or product on or prior to the Effective Date or (b) is developed, acquired, or licensed by such Party after the Effective Date independently of the work undertaken pursuant to this Agreement. In the event of any dispute over whether certain technology is Background Technology or not, the Party claiming that such technology is its Background Technology will have the burden of proof by clear and convincing evidence.

     1.7       "Change in Control" has the meaning given in the Escrow
Agreement.

     1.8       "Committed Tools" has the meaning given in Section 3.2(b).
                                                          --------------

     1.9       "Deliverables" has the meaning given in Section 2.2(c).
                                                       --------------

     1.10 "Delivery Date" means the date by which Applied has approved all of the Development Plans for the **** Integrated Metrology Tools described on Exhibit A.
   ---------

     1.11 "Development Plan" means a written plan for developing an Integrated Metrology Tool. Each Development Plan will include project milestones, a list of Deliverables, and a date by which the Parties shall have agreed upon Lab Specifications. The Specifications will be considered a part of the Development Plan.

     1.12 "Escrow Agreement" means that certain Technology Escrow Agreement entered into pursuant to the Supply Agreement, among the Parties and the escrow agent named therein.

     1.13 "Exclusivity Period" means the period commencing on the Effective Date and ending at the end of the **** period contemplated in
Section 5.1, unless extended or earlier terminated as provided herein.
-----------

     1.14 "Improvements" means any and all enhancements, modifications, updates, and improvements to an Integrated Metrology Tool, or to the initial Specifications furnished by Applied for an Integrated Metrology Tool, that are made in the course of performance under this Agreement and are validly copyrighted, patented, or protected as a trade secret.

     1.15      "Inspection Business" has the meaning given in Section 2.5(d).
                                                              --------------

     1.16 "Integrated Metrology Tool" means a metrology tool that does not qualify as a Standalone Metrology Tool.

     1.17      "Integration Improvements" has the meaning given in Section 7.3.
                                                                   -----------

     1.18 "Intellectual Property Rights" means all present and future (a) patents, patent applications, and other industrial property rights, (b) copyrights, mask work rights, and other rights associated with works of authorship, (c) trade secret rights, and (d) other forms of intellectual or industrial property rights and proprietary rights of any kind or nature, in each case under the laws of any jurisdiction in the world, including rights under and with respect to all applications, registrations, extensions, renewals, continuations, combinations, divisions, and

                                                     **** Confidential Treatment

reissues of the foregoing. For the avoidance of doubt, Intellectual Property Rights does not include rights in trademarks and trade names and similar rights.

     1.19      "Joint Relations Committee" has the meaning given in Section
                                                                    -------
2.5(a).
------

     1.20      "Jointly Developed Improvements" has the meaning given in Section
                                                                         -------
7.2(c)(i).
---------

     1.21 "Lab Specifications" means the specifications for an Integrated Metrology Tool prototype, describing such Integrated Metrology Tool prior to its integration into Applied's process tools. The Lab Specifications for a particular Integrated Metrology Tool will be considered part of the Specifications for such Integrated Metrology Tool.

     1.22 "License Limit Period" means the period commencing on the Effective Date and ending ****.

     1.23      "Listed ****" means, collectively, the entities listed on Exhibit
                                                                         -------
B-1, and their respective successors and Affiliates. Applied may in its sole
---
discretion from time to time by notice to Therma-Wave add or remove entities from the list of Listed **** on Exhibit B-1; provided that the number of Listed
                                -----------
**** listed on Exhibit B-1 shall never exceed ****.
               -----------

     1.24 "Metrology Tool" means either a Standalone Metrology Tool or an Integrated Metrology Tool, or both, as the context may require.

     1.25      "Minimum Purchase Requirement" has the meaning given in Section
                                                                       -------
5.1.
---
     1.26 "Non-Qualified Therma-Wave Tool" means an Integrated Metrology Tool that the Parties have mutually agreed in writing does not satisfy the Specifications.

     1.27      "NRE Payment" has the meaning given in Section 5.4(a).
                                                      --------------

     1.28 "OEM" means any original equipment manufacturer, value-added reseller, or any other reseller that sells Therma-Wave tools or products.

     1.29 "Party" means either Applied or Therma-Wave (and "Parties" means Applied and Therma-Wave collectively).

     1.30 "Preferred Partner" means a supplier to Applied that receives preferred treatment for opportunities to work in cooperation with Applied to develop products to supply Applied's needs for Integrated Metrology Tools. Such Preferred Partner treatment will include (a) cooperation to help promote the Preferred Partner's Integrated Metrology Tools, both within Applied's internal organization and to Applied's customers, (b) open access to discuss Applied's needs and requirements for Integrated Metrology Tools, and (c) preferred opportunities to supply Applied's needs for Integrated Metrology Tools as described in Section 3.
             ---------

     1.31      "Procedure" has the meaning given in Section 7.2(a).
                                                    --------------

                                                     **** Confidential Treatment

     1.32 "Project Manager" means the project manager of a Party appointed pursuant to Section 2.5(b).
            --------------

     1.33 "Qualified Therma-Wave Tool" means an Integrated Metrology Tool manufactured by Therma-Wave that is designated as a Qualified Therma-Wave Tool pursuant to Section 2.1(d) and for which Therma-Wave meets, initially and on a
            --------------
continuing basis, the Specifications.

     1.34 "Semiconductor Field" means the field of semiconductors, wafer fabrication, metrology, inspection and review, masks, micromachines, and flat panel displays, including related equipment, services, software, and components.

     1.35 "Specifications" means Applied's specifications for Integrated Metrology Tools to be developed or supplied pursuant to this Agreement, which will include Applied's functional and technical requirements as well as Applied's performance, quality, quantity, availability, delivery, and price criteria, as such specifications may be updated by Applied from time to time by written notice to Therma-Wave. The Specifications will include the Lab Specifications (when approved hereunder) and the specifications for integrating the Integrated Metrology Tool into Applied's process tools.

     1.36 "Standalone Metrology Tool" means a metrology tool that (a) is not adapted to share a load lock, stage, wafer-holding, or wafer-handling component with any other semiconductor processing, inspection, or review tool;
(b) is not adapted to otherwise mechanically connect or mechanically interface with any other semiconductor processing, inspection, or review tool; and (c) does not include any capability for non-metrology semiconductor processing.

     1.37 "Supply Agreement" means that certain Global Supply Agreement entered into between the Parties as of the Effective Date, pursuant to which Therma-Wave will manufacture Metrology Tools for Applied.

     1.38      "****" means, collectively, the entities listed on Exhibit B-2,
                                                                  -----------
and their respective successors and Affiliates. Therma-Wave may in its sole discretion from time to time by notice to Applied add or remove entities from the list of **** on Exhibit B-2; provided that the number of **** listed on Exhibit B-2 shall never exceed ****.
-----------

     1.39      "Therma-Wave Information" has the meaning given in Section 8.2.
                                                                  -----------

     1.40      "Therma-Wave Interim Improvements" has the meaning given in
Section 7.2(a).
-------------

     1.41      "Third Party Standards" has the meaning given in Section 3.3(a).
                                                                --------------

     1.42      "Uncommitted Tools" has the meaning given in Section 3.2(a).
                                                            --------------

2. Development Effort. For each Integrated Metrology Tool to be developed under this Agreement, the following terms will apply.

     2.1  Specifications and Development Plan

          (a) Notice; Initial Specifications. Applied will deliver to Therma-Wave a written notice ("Applied's Initial Notice"), consisting of Applied's initial Specifications for each Integrated Metrology Tool and a request for Therma-Wave to prepare a Development Plan for the Integrated Metrology Tool. Exhibit A will serve as Applied's Initial Notice for the
                ---------
Integrated Metrology Tools described thereon, subject to Applied's delivering to Therma-Wave no later than sixty (60) days after the Effective Date, the initial Specifications for the Integrated Metrology Tools listed thereon.

          (b) Therma-Wave Response. Therma-Wave will respond to Applied's Initial Notice within ten (10) days after receipt thereof, indicating whether or not Therma-Wave will prepare a Development Plan and develop the Integrated Metrology Tool described in the Specifications. Promptly after Therma-Wave's receipt of Applied's Initial Notice, unless Therma-Wave declines to prepare a Development Plan as provided above, the Parties will mutually agree upon a reasonable date by which Therma-Wave will deliver to Applied a proposed Development Plan for review, comment, and written approval and the date by which the Development Plan must be acceptable to Applied. Notwithstanding the foregoing, Therma-Wave shall prepare Development Plans for the Integrated Metrology Tools described on Exhibit A, and, subject to Applied's furnishing the
                             ----------
applicable initial Specifications as specified in Section 2.1(a), participating
                                                  --------------
in planning as specified in Section 2.1(c), and approving the Development Plan
                            --------------
for the applicable Integrated Metrology Tool, Therma-Wave shall develop the Integrated Metrology Tools described on Exhibit A.
                                        ---------

          (c) Development Plan Preparation. Except as provided below, if Therma-Wave's response under Section 2.1(b) is positive, within the timeframe agreed
                      --------------
upon pursuant to Section 2.1(b) Therma-Wave will prepare and deliver to Applied
                 --------------
a Development Plan for Applied's review, comment, and written approval. Notwithstanding the foregoing, for the Integrated Metrology Tools described on Exhibit A for which Applied has delivered initial Specifications as of the
---------
Effective Date, within forty-five (45) days after the Effective Date Therma-Wave will deliver to Applied for Applied's review, comment, and written approval a Development Plan for each such Integrated Metrology Tool, and such proposed Development Plans will provide for completion of prototype development by the applicable dates set forth on Exhibit A. The Parties recognize that creation of
                              ---------
Development Plans will require cooperation from each Party and face-to-face interactions by the engineers of both Parties, and both Parties agree to use diligent efforts to schedule and implement the necessary interactions between their engineers. Each Development Plan will specify the tasks, if any, that Applied will perform in connection with the development effort to be undertaken thereunder.

          (d) Qualified Therma-Wave Tool Designation. If Applied approves a Development Plan, the Integrated Metrology Tool covered thereby will be designated a Qualified Therma-Wave Tool.

     2.2  Development Work

          (a) Development Commitment. If Applied approves a Development Plan, Therma-Wave will develop the Integrated Metrology Tool covered thereby in accordance with the Development Plan and the Specifications.

          (b) Lab Specifications. As part of the development work under each Development Plan, Therma-Wave will prepare and deliver to Applied, for Applied's review, comment, and written approval, Lab Specifications for the applicable Integrated Metrology Tool by the date set forth in the Development Plan.

          (c) Deliverables. As part of the development work under each Development Plan, Therma-Wave will deliver to Applied the items to be delivered under the Development Plan (the "Deliverables") at the location, on the date, and in the form and manner specified in the Development Plan and the Specifications.

          (d) Testing and Acceptance. Each Development Plan will identify the acceptance test procedures and acceptance criteria for the Deliverables thereunder and the role of each Party in testing the Deliverables. The acceptance criterion will be whether the Deliverables conform to the applicable Specifications. When testing under the Development Plan demonstrates that the Deliverables meet the applicable Specifications, Applied will accept the Deliverables.

          (e) Failure to Meet Project Milestones. If Therma-Wave fails to meet the project milestones set forth in the Development Plan, including any failure to achieve Applied's acceptance of a Deliverable by the date required under the Development Plan, and Therma-Wave has not cured such failure within thirty (30) days after receipt of notice of such failure, then Applied will have the option, in Applied's discretion, to elect any combination of the following: (i) to revoke, by written notice to Therma-Wave, the designation of the applicable Integrated Metrology Tool as a Qualified Therma-Wave Tool; (ii) to allow Therma-Wave an additional cure period in which to meet the project milestone; (iii) to cease work with Therma-Wave on such Integrated Metrology Tool; and (iv) to commence working with a third party for development of such Integrated Metrology Tool.

          (f) Changes to Specifications. Applied may at any time after delivery of the initial Specifications to Therma-Wave propose changes to such Specifications. Within a reasonable time not to exceed five (5) days after receipt of such proposal, Therma-Wave will inform Applied whether Therma-Wave agrees to such changes and if so, whether the requested change will require a change to the schedule set forth in the applicable Development Plan. Any dispute over the proposed changes to the Specifications or Development Plan will be promptly submitted to the Joint Relations Committee, which will attempt in good faith to resolve the dispute. If Therma-Wave rejects Applied's proposed changes to the Specifications or if Applied rejects Therma-Wave's proposed changes to the Development Plan, Applied will have the option, in Applied's discretion (i) to continue with the original Development Plan and Specifications; or (ii) to elect any combination of the following: (A) to revoke, by written notice to Therma-Wave, the designation of the applicable Integrated Metrology Tool as a Qualified Therma-Wave Tool; (B) to cease work with Therma-Wave on such Integrated Metrology Tool;

                                                     **** Confidential Treatment

and (C) to commence working with a third party for development of such Integrated Metrology Tool.

     2.3 Additional Therma-Wave Tools. During the term of this Agreement, if Therma-Wave at any time has developed an idea for an Integrated Metrology Tool to the point where Therma-Wave in good faith believes that such Integrated Metrology Tool would be commercially viable or may have a useful commercial application in the Semiconductor Field (and in any event before undertaking any development effort in conjunction with or on behalf of any third party), Therma-Wave will promptly notify Applied. If Applied requests, Therma-Wave will propose a Development Plan, covering development of such Integrated Metrology Tool to meet Applied's Specifications, for Applied's review, comment, and written approval pursuant to Section 2.1. If at any time Applied notifies
                             -----------
Therma-Wave in writing using the subject heading "Notice Pursuant to Section 2.3 of the Development and Cooperation Agreement" that Applied is not interested in further investigation or development of such Integrated Metrology Tool, then notwithstanding Section 4.1 Therma-Wave may undertake development of and sell
                -----------
such Integrated Metrology Tool, provided that such proposed Integrated Metrology Tool does not utilize or incorporate any Improvements or other technology owned by Applied or owned jointly by the Parties under this Agreement.

     2.4  Non-Qualified Therma-Wave Tools

          (a) Mutual Designation as Non-Qualified Therma-Wave Tool

              (i) During the term of this Agreement, if the Parties mutually agree in writing that an Integrated Metrology Tool does not satisfy Applied's Specifications, such Integrated Metrology Tool will be designated a Non-Qualified Therma-Wave Tool.

              (ii) If at any time Therma-Wave reasonably believes that a Qualified Therma-Wave Tool no longer meets Applied's Specifications and Therma-Wave desires that it be designated as a Non-Qualified Therma-Wave Tool, Therma-Wave may notify Applied of its desire, and the Parties will meet to discuss designating such Qualified Therma-Wave Tool as a Non-Qualified Therma-Wave Tool. If the Parties cannot agree after such discussion, the matter will be escalated to a meeting of the Joint Relations Committee for determination. If the Parties' representatives on the Joint Relations Committee cannot agree on whether to designate such Qualified Therma-Wave Tool as a Non-Qualified Therma-Wave Tool after their initial meeting, they will reconsider the matter at their next meeting, and this process will be repeated until the matter is resolved. If at the end of eighteen (18) months after the first meeting of the Joint Relations Committee to discuss the matter, the Joint Relations Committee cannot agree on whether or not to designate such Qualified Therma-Wave Tool as a Non-Qualified Therma-Wave Tool, and if at such time Therma-Wave still reasonably believes that such Qualified Therma-Wave Tool no longer meets Applied's Specifications, then Therma-Wave may designate such Qualified Therma-Wave Tool as a Non-Qualified Therma-Wave Tool by written notice to Applied.

              (iii) Following any designation of an Integrated Metrology Tool as a Non-Qualified Therma-Wave Tool pursuant to this Section 2.4(a), Therma-Wave
                                                     --------------
may sell the Non-Qualified Therma-Wave Tool to a third party, provided that, for **** following such designation as a Non-Qualified Therma-Wave Tool, before selling or making

                                                     **** Confidential Treatment

available to any third party such Non-Qualified Therma-Wave Tool, Therma-Wave must completely remove from such Non-Qualified Therma-Wave Tool any Improvements or other technology owned by Applied or owned jointly by the Parties under this Agreement. Following such **** period, pursuant to the license to be granted under Section 7.4(e)(i) (if any Improvements owned by Applied or owned jointly
      ----------------
by the Parties under this Agreement are incorporated in such Non-Qualified Therma-Wave Tool) Therma-Wave may sell such Non-Qualified Therma-Wave Tool to a third party without removing from it any Improvements owned by Applied or owned jointly by the Parties under this Agreement.

          (b) Tools Subject of Applied Internal Development. Following any designation of an Integrated Metrology Tool as a Non-Qualified Therma-Wave Tool pursuant to Section 4.3(a), Therma-Wave may, subject to the prior written
            --------------
approval of Applied (which approval will not be unreasonably withheld) and pursuant to the license granted under Section 7.4(e)(ii) (if any Improvements
                                      ------------------
owned by Applied or owned jointly by the Parties under this Agreement are incorporated in such Non-Qualified Therma-Wave Tool) sell the Non-Qualified Therma-Wave Tool to a third party.

     2.5  Communication

          (a) Joint Relations Committee. The Parties will establish a "Joint Relations Committee" comprised of representatives from each Party. The Joint Relations Committee will meet once each calendar quarter and otherwise as needed during the term of the Agreement to discuss, without limitation, the Parties' performance under the Agreement, Therma-Wave products and product developments, developments in the Parties' industries, prospects for future business, changes to the initial agreed upon Specifications for an Integrated Metrology Tool, and the designation of Qualified Therma-Wave Tools as Non-Qualified Therma-Wave Tools.

          (b) Project Managers. Therma-Wave will be responsible for overall project management of the development work to be undertaken pursuant to this Agreement, regardless of whether Applied personnel are involved. Nonetheless, each Party will appoint a Project Manager for supervising such development work. The initial Project Managers for each Integrated Metrology Tool will be specified in the applicable Development Plan. Each Party may substitute its Project Manager upon written notice to the other Party, provided that the replacement is qualified and competent. It will be the responsibility of the Project Managers to ensure orderly and timely conduct of the development work and to use commercially reasonable efforts to resolve any disputes relating to the Development Plans and Specifications between the Parties as they arise. The Project Managers will be empowered to grant written approvals with respect to the Development Plans, the Specifications, and any acceptance tests. Nothing in this Agreement will be construed as providing Project Managers with the authority to amend this Agreement.

          (c) Applied Point of Contact.  Notwithstanding the preceding clauses
                                                                       -------
(a) and (b), Therma-Wave shall direct all communications with Applied relating
---     ---
to development work contemplated in this Agreement to the head of Applied's Factory Efficiency Technologies Department (presently ****, Vice President and General Manager, Factory Efficiency Technologies), and will direct communications to other Applied personnel, including Project Mangers, only to the extent authorized by such individual.

          (d) Inspection Business. If at any time during the term of this Agreement Therma-Wave intends to enter into the business of designing, developing, producing, or selling equipment for semiconductor inspection and review, including equipment (i) for viewing wafers or detecting defects on wafers, (ii) for locating defects on wafers, or (iii) for viewing or characterizing defects on wafers (the "Inspection Business"), Therma-Wave will provide Applied with immediate written notice in order to allow the Parties a reasonable opportunity to discuss opportunities to work together in the Inspection Business.

     2.6 Subcontractors. Notwithstanding the use of any subcontractors, Therma-Wave will at all times have the sole responsibility to act as the primary developer in connection with the development of the Integrated Metrology Tools and shall be liable for all obligations set forth in this Agreement as being obligations of Therma-Wave, and Therma-Wave agrees that this responsibility cannot be transferred to any third party. Before permitting any subcontractor to perform work on the development of an Integrated Metrology Tool, Therma-Wave will ensure that such subcontractor has entered into a valid, binding, and enforceable written agreement with Therma-Wave that contains an effective assignment to Applied of all Intellectual Property Rights that are to be owned by Applied hereunder.

     2.7 Workplace Rules. Each Party will cause its and its subcontractors' personnel to comply fully with the working hours, working rules, non-discrimination, and safety and security policies and procedures established by the other Party when they are on the other Party's premises.

     2.8 Funding; Expenses. Therma-Wave will fund the development work undertaken pursuant to this Agreement, provided that Applied will bear its own expenses incurred in connection with its activities supporting the development work.

3.   Preferred Partner Designation

     3.1 Designation. During the term of this Agreement Therma-Wave will be a Preferred Partner of Applied for Integrated Metrology Tools (other than Non-Qualified Therma-Wave Tools).

     3.2  Preferred Supply Opportunities

          (a) Uncommitted Tools. With respect to Integrated Metrology Tool applications for which Applied or its Affiliates do not have, as of the Effective Date, any existing contractual commitment with a third party ("Uncommitted Tools"), Applied will, and will cause its Affiliates to, give Therma-Wave the following opportunity: prior to entering into an agreement with any third party to develop an Uncommitted Tool for Applied, Applied will notify Therma-Wave and request a proposed Development Plan pursuant to Section 2.1(a)
                                                                --------------
within a reasonable timeframe specified by Applied. Therma-Wave will respond as required by Section 2.1(b). For each Uncommitted Tool, if (i) Therma-Wave does
            --------------
not timely notify Applied that Therma-Wave will submit a proposed Development Plan, (ii) within the timeframe agreed upon pursuant to Section 2.1(b) Therma-
                                                        --------------
Wave has not proposed a Development Plan that is acceptable to Applied, or (iii) Therma-Wave fails to develop such Uncommitted Tool in accordance with Section 2,
                                                                      ---------
then Applied's obligations under this Section 3.2 with respect to such
                                      -----------
Uncommitted Tool will be deemed discharged, and Applied will be free to engage any third party to develop

                                                     **** Confidential Treatment

and supply such Uncommitted Tool. If Applied approves Therma-Wave's Development Plan, Therma-Wave will develop such Uncommitted Tool in accordance with the provisions set forth in Section 2, and when development of such Uncommitted Tool
                        ---------
is complete and the Uncommitted Tool is ready for commercial sale, Applied will offer any Uncommitted Tool that is designated a Qualified Therma-Wave Tool to Applied's customers as the recommended Integrated Metrology Tool, as appropriate, for such tool's specific application, provided that Therma-Wave continues to meet Applied's Specifications for such Integrated Metrology Tool.

          (b) Committed Tools. With respect to Integrated Metrology Tool applications other than Uncommitted Tools ("Committed Tools"), Applied will, and will cause its Affiliates to, cooperate with Therma-Wave to provide Therma-Wave with a good faith opportunity, in accordance with the process set forth in
Section 2, to develop products that meet Applied's Specifications for such
---------
Committed Tools, subject to Applied's obligations to third parties. For each Qualified Therma-Wave Tool that is a Committed Tool, Applied will offer such Qualified Therma-Wave Tool to Applied's customers as an option on Applied's process tools, provided that Therma-Wave continues to meet Applied's Specifications for such Integrated Metrology Tool. Applied may in its sole discretion determine the prices that Applied will charge Applied's customers for Qualified Therma-Wave Tools that are Committed Tools; however, Applied agrees that it will not ****.

          (c) Exceptions. Notwithstanding the foregoing, the following exceptions shall apply.

               (i)   Existing Project. The Parties agree that this Section 3.2
                                                                   -----------
will not apply to any work related to Applied's project, under discussion with a third party as of the Effective Date, ****.

               (ii) Specific Customer Requests. If an Applied customer requires Applied to use a third party's Integrated Metrology Tool, Applied will not be obligated to treat Therma-Wave as a Preferred Partner for that Integrated Metrology Tool for that customer, Applied's obligations set forth in this
Section 3 will not apply, and, for the purposes of applying the **** in Section
---------                                                               -------
4.2(b), any such Integrated Metrology Tool purchases from such third-party
-----
supplier will be included in the denominator of such ****, but only if Applied does not have an agreement with such third-party supplier of such non-Therma-Wave Integrated Metrology Tools as of the Effective Date.

     3.3  Conditions on Preferred Partner Status

          (a) Conditions. As a condition to Therma-Wave's continued status as a Preferred Partner (i) Therma-Wave must develop Integrated Metrology Tools that satisfy and continue to satisfy all of Applied's Specifications and (ii) Therma-Wave must make regular improvements, in accordance with a mutually agreed upon improvements roadmap, designed to ensure that the Therma-Wave Integrated Metrology Tools meet or exceed the functional, technical, performance, quality, quantity, availability, delivery, and price standards of competing products available in the market (the "Third Party Standards") and that such Therma-Wave

Integrated Metrology Tools maintain the highest level of technological advancement in the industry.

          (b) Developments to Meet Third Party Standards. If at any time a third party has available an Integrated Metrology Tool that exceeds the functional, technical, performance, quality, quantity, availability, delivery, or price standards of Therma-Wave's Integrated Metrology Tools, Applied may notify Therma-Wave of such Third Party Standards and request pursuant to Section
                                                                         -------
2.1(a) a proposed Development Plan for an Integrated Metrology Tool to meet or
------
exceed the Third Party Standards. Upon receipt of such notice, Therma-Wave shall respond in accordance with Section 2.1(b) indicating whether or not Therma-Wave
                           --------------
will develop, within the reasonable timeframe mutually agreed upon by Applied and Therma-Wave, a new or improved Integrated Metrology Tool that will meet or exceed the Third Party Standards. If Therma-Wave undertakes such development, a Qualified Therma-Wave Tool that is affected by the Third Party Standards will remain subject to Sections 3.1 and 3.2 and the condition in Section 4.2(b)
                  ------------     ---                      --------------
during the development effort. Applied may terminate the development effort if Therma-Wave does not obtain Applied's written approval of a Development Plan within the time specified in Section 2.1 or if Therma-Wave does not otherwise
                             -----------
perform in accordance with the approved Development Plan or Section 2.  After
                                                            ---------
Applied delivers a notice as provided above in this Section 3.3(b), if Therma-
                                                    --------------
Wave does not undertake such development, or if Applied terminates such development effort as provided above, any Qualified Therma-Wave Tool that is affected by the Third Party Standards shall no longer be subject to Sections 3.1
                                                                    ------------
and 3.2 and such Qualified Therma-Wave Tool shall not be counted in determining
    ---
Applied's satisfaction of the condition in Section 4.2(b).
                                           --------------

     3.4 Sole Remedy. During the Exclusivity Period (including any extensions thereof), if Applied breaches its obligations under this Section 3, then, as
                                                         ---------
Therma-Wave's sole and exclusive remedy, notwithstanding Section 4.1, Therma-
                                                         -----------
Wave may undertake development of, and sell to any third party, the Integrated Metrology Tool that is affected by Applied's breach, provided that (a) with respect to any sale of such Integrated Metrology Tool to any party, such Integrated Metrology Tool does not utilize or incorporate any Improvements or other technology owned solely by Applied and additionally (b) with respect to any sale (whether direct or indirect) to a Listed **** such Integrated Metrology Tool does not utilize or incorporate any Improvements or other technology owned jointly by the Parties under this Agreement.

4.   OEM Exclusivity

     4.1 Designation. Applied will be Therma-Wave's exclusive OEM of Integrated Metrology Tools during the Exclusivity Period. Accordingly, Therma-Wave agrees that during the Exclusivity Period, it will not, and will cause its Affiliates not to (a) except as otherwise expressly permitted pursuant to Sections 2.3 and
                                                               ------------
3.4, undertake or participate in any development or commercialization project,
---
whether alone or in conjunction with any third party, relating to development or commercialization of any Integrated Metrology Tool in the Semiconductor Field, or (b) except as otherwise expressly permitted in Section 2.3, 2.4(a), 2.4(b),
                                                  -----------  ------  ------
and 3.4, market, sell, or distribute (whether directly to end users or through
    ---
other resellers) in the Semiconductor Field any Integrated Metrology Tool listed on Exhibit A or any Qualified Therma-Wave Tool (it being understood that once an
   ---------
Integrated Metrology Tool listed on Exhibit A becomes a Qualified Therma-Wave
                                    ---------
Tool, if the Integrated Metrology Tool later

                                                     **** Confidential Treatment

becomes a Non-Qualified Therma-Wave Tool, clause (b) will no longer apply to
                                          ----------
such Integrated Metrology Tool as and to the extent provided in Section 2.4(a)
                                                                --------------
or 2.4(b) as the case may be).
   ------

     4.2 Extension of Exclusivity Period. Following the end of the initial Exclusivity Period, the Exclusivity Period will automatically be extended for successive six (6) month periods provided that the following conditions are met:

          (a) First Extension. To extend the Exclusivity Period for the six (6) months immediately following the initial Exclusivity Period, Applied must have either satisfied the Minimum Purchase Requirement set forth in Section 5 (by
                                                               ---------
itself or together with its Affiliates) or made the NRE Payment required as a result of not meeting such requirement;

          (b) Subsequent Extensions. To extend the Exclusivity Period for each six (6) month period following the initial extension described in clause (a)
                                                                  ----------
above, Applied (and its Affiliates) must have purchased from Therma-Wave during the immediately preceding twelve (12) months at least **** of all of Applied's (and Applied's Affiliates') requirements for Integrated Metrology Tools for which there is a Qualified Therma-Wave Tool that Therma-Wave is able to supply. For the purpose of calculating Applied's and Applied's Affiliates' purchases, all Integrated Metrology Tools purchased from Therma-Wave by Applied and Applied's Affiliates, including purchases from Therma-Wave on their behalf by their respective contract manufacturers, shall be included. For the purpose of calculating the applicable requirements of Applied and Applied's Affiliates, all Integrated Metrology Tools for which there is an equivalent Qualified Therma-Wave Tool that Therma-Wave is able to supply that are purchased by Applied and Applied's Affiliates, including purchases on their behalf by their respective contract manufacturers, shall be included.

          (c) Reports. Within thirty (30) days after the end of each six (6) month period referenced in Section 4.2(a) above, Applied shall furnish to
                           --------------
Therma-Wave a written report setting forth the applicable purchases and requirements of Applied and Applied's Affiliates and stating whether or not the
* has been met.

          (d) Termination. If Applied fails to meet the condition set forth in clause (b) above during an applicable six (6) month period, then either Party
----------
may, within sixty (60) days after the end of such six (6) month period, terminate this Agreement upon notice to the other Party.

     4.3 Applied Internal Development; Exclusivity Termination; Manufacturing Offer

          (a) Internal Development. During the Exclusivity Period, if Applied sells an internally-developed Integrated Metrology Tool that directly competes with a particular Qualified Therma-Wave Tool in the Semiconductor Field, Applied will notify Therma-Wave, and upon such notice the applicable Qualified Therma-Wave Tool will be designated as a Non-Qualified Therma-Wave Tool, provided that Therma-Wave will continue to make available for purchase by Applied such former Qualified Therma-Wave Tool on the terms and prices applicable under the Supply Agreement.

                                                     **** Confidential Treatment

          (b) Manufacturing Offer. During the Exclusivity Period, if Applied internally develops any Integrated Metrology Tool component or application as a by-product of Applied's engineering activities, Applied will offer to Therma-Wave the opportunity to manufacture such Integrated Metrology Tool component or application for Applied on terms and conditions as may be agreed upon by the Parties on a case-by-case basis.

          (c) Notification. If, within a reasonable time after Applied's point of contact described in Section 2.5(c) obtains actual knowledge that Applied has
                        --------------
developed internally an Integrated Metrology Tool that directly competes with a particular Qualified Therma-Wave Tool in the Semiconductor Field and that a prototype of such Integrated Metrology Tool has reached the "Alpha exit" stage of development, Applied does not notify Therma-Wave of such development, Therma-Wave may, as Therma-Wave's sole and exclusive remedy terminate this Agreement upon written notice to Applied.

          (d)  Direct Competition.  For purposes of this Section 4.3 one tool
                                                         -----------
"directly competes" with another tool if the primary application for which it is designed is to measure the same parameter using the same measurement technique as the other tool. For the avoidance of doubt, and as an non-exclusive example only, for purposes of this Agreement, optical measurement techniques (including spectrometry, ellipsometry, and reflectometry), electrical measurement techniques, and mechanical measurement techniques will be considered to be different measurement techniques.

     4.4 Direct Competition in ****. If Applied offers for commercial sale an **** that (i) directly competes with a **** that Therma-Wave then offers for commercial sale and (ii) is not offered by Applied for commercial sale as of the Effective Date, except for **** that Applied offers for sale that perform (in addition to other functions) functions comparable to those of a **** but are not marketed as a substitute for such ****, then Therma-Wave may, as Therma-Wave's sole and exclusive remedies, do the following:

          (a) Therma-Wave may deliver to Applied a written notice specifying the activities of Applied that Therma-Wave believes constitute the direct competition described above, and during a period of thirty (30) days following Applied's receipt of such notice (i) the Parties will meet to discuss the issue with a view toward determining whether such direct competition is taking place and (ii) Applied may cure the problem by ceasing the activities specified in such notice.

          (b) If the Parties have not agreed within the thirty (30) day period described in Section 4.4(a) whether or not Applied's activities constitute the
             --------------
direct competition described above, and if within such thirty (30) day period Applied has not cured the problem by ceasing the activities specified in Therma-Wave's notice, then Therma-Wave may institute a binding arbitration pursuant to Paragraph 13.2 of the Escrow Agreement, pursuant to which the arbitrator will be instructed to determine solely whether or not the activities specified in Therma-Wave's notice constitute the direct competition described above in this
Section 4.4.  If the arbitrator determines that such activities constitute such
-----------
direct competition, then Therma-Wave may terminate this Agreement and the Escrow Agreement (pursuant to Paragraph 6 of the Escrow Agreement).

                                                     **** Confidential Treatment

The provisions of Section 4.3(d) will apply to this Section 4.4 for purposes of
                  --------------                    -----------
determining whether one tool "directly competes" with another tool.

5.   Minimum Purchase Requirements

     5.1 General. Subject to the terms of the Supply Agreement, Applied will purchase from Therma-Wave Metrology Tools in the amounts and for the time periods set forth below (the "Minimum Purchase Requirement"). The first time period set forth below will commence on the earlier of (a) the Delivery Date and
(b) one-hundred and twenty (120) days after the Effective Date. All purchases of Metrology Tools by Applied and its Affiliates (including purchases on their behalf by either of their respective contract manufacturers) will count toward the satisfaction of the Minimum Purchase Requirement, (for the first period, whether or not such purchases occur before or after the commencement date described in the foregoing sentence).

                                     ****


The purchase price for the prototypes of each Qualified Therma-Wave Tool shall be negotiated and set forth in the applicable Development Plan. All other prices and terms and conditions of purchase shall be determined in accordance with the Supply Agreement. For purposes of satisfying the Minimum Purchase Requirement, a purchase shall be deemed to have been made once Therma-Wave has shipped the product to Applied.

     5.2 Specific Purchases in First Period. During the first time period set forth above, Applied will purchase, as part of the Minimum Purchase Requirement,
(a) **** of each of the Integrated Metrology Tools set forth on Exhibit A for
                                                                ---------
which an approved Development Plan exists as of the commencement of the first time period set forth above, other than **** for which Applied will purchase ****, and (b) **** in Integrated Metrology Tools in addition to the purchases contemplated in clause (a). The purchases in the foregoing
                ----------
clauses (a) and (b) will count toward Applied's Minimum Purchase Requirement of
-----------     ---
**** in the first time period set forth above. Applied will make the purchases in clauses (a) and (b) even if the total price of such purchases exceeds ****.
   -----------     ---

     5.3 Conditions on Minimum Purchase Requirements. Applied's obligations under Sections 5.1 and 5.2 are conditioned upon (a) Therma-Wave meeting the
      ------------     ---
requirements of the Development Plans and Applied's Specifications for Integrated Metrology Tools and Applied's specifications and criteria for Standalone Metrology Tools, including the product availability milestones set forth on Exhibit A; (b) Therma-Wave accepting and fulfilling all orders from
         ---------
Applied and its Affiliates for Metrology Tools in accordance with the Supply Agreement; and (c) Therma-Wave complying with the terms and conditions of this Agreement and the Supply Agreement. If Applied gives Therma-Wave a written notice of such failure and a thirty (30) day cure period to correct such failure, and if Therma-Wave does not correct the failure within such cure period, Therma-Wave's failure to meet the requirements of clause (a) will result
                                                          ----------
in a reduction of the Minimum Purchase Requirement for the affected period by an amount to be agreed upon in good faith by the Parties within thirty (30) days after the expiration of such cure period. In addition, (i) Therma-Wave's failure to accept and fulfill orders from Applied and its Affiliates as required by clause (b) will excuse Applied from its Minimum Purchase Requirement for the
   ----------
affected period to the extent that such failure by Therma-Wave causes Applied to fall short of the Minimum Purchase Requirement; and (ii) Therma-Wave's failure to

                                                     **** Confidential Treatment

comply with the other terms of this Agreement or the terms of the Supply Agreement will excuse Applied from its Minimum Purchase Requirement for any period during which such failure occurs to the extent that such failure by Therma-Wave causes Applied to fall short of the Minimum Purchase Requirement.

     5.4  NRE Payments

          (a) NRE Payment Requirement. If Applied fails to meet the Minimum Purchase Requirement set forth in the table above in any of these periods, and such failure is not otherwise excused hereunder, Applied will pay Therma-Wave a non-recurring fee (an "NRE Payment") equal to **** of the difference between the Minimum Purchase Requirement for such period and the total aggregate purchase price of Metrology Tools actually purchased by Applied and Affiliates during such period.

          (b) Determination of Amount. If an NRE Payment is required hereunder, Therma-Wave will deliver to Applied a calculation of the NRE Payment to be made, setting forth in detail the method of calculation and the basis of such calculation. If Applied disputes such calculation, Applied will notify Therma-Wave, and the Parties will meet to discuss and agree upon the NRE Payment to be made. Applied will pay each NRE Payment within thirty (30) days after the Parties agree upon the calculation of such NRE Payment amount or, if there is no dispute, within thirty (30) days after receipt of Therma-Wave's calculation of such NRE Payment amount. Once paid, an NRE Payment is not refundable.

          (c) Discount on Future Purchases. After an NRE Payment is made, Applied and its Affiliates will receive a discount of **** from the prices for Integrated Metrology Tools, which prices shall equal the prices Applied had been paying before the requirement to make such NRE Payment arose. Such discount shall apply to all purchases of Metrology Tools from Therma-Wave above the Minimum Purchase Requirements for periods after an NRE Payment is made, until the earlier of (i) the date that the aggregate amount of the discounts received equals the aggregate NRE Payments made or (ii) the termination of this Agreement.

6. Manufacturing. As of the Effective Date, the Parties have entered into the Supply Agreement.

7.   Ownership

     7.1 Background Technology and Initial Specifications. As between the Parties, Applied will have and retain exclusive ownership of all of Applied's Background Technology and the initial Specifications furnished by Applied. As between the Parties, Therma-Wave will have and retain exclusive ownership of all of Therma-Wave's Background Technology. Neither Party has, by virtue of this Agreement, any right, title, or interest to or in the other Party's Background Technology.

     7.2  Improvements Prior to Acceptance of Prototype

          (a) Therma-Wave Interim Improvements. Therma-Wave will exclusively own all right, title, and interest (including all Intellectual Property Rights) in and to all Improvements developed solely by Therma-Wave employees in the course of work performed by

Therma-Wave pursuant to each Development Plan during the period beginning when Applied delivers to Therma-Wave the initial Specifications for the underlying Integrated Metrology Tool and ending when Applied accepts a product prototype that satisfies the Lab Specifications for such Development Plan pursuant to
Section 2.2(b) (the "Therma-Wave Interim Improvements"). To the extent that an
--------------
application, registration, or other governmental procedure (collectively, a "Procedure") is required to obtain, perfect, or protect any Intellectual Property Right that Therma-Wave may own pursuant to this Section 7.2(a) (for
                                                         --------------
example, filing a patent application) and Therma-Wave desires to pursue such Procedure, Therma-Wave shall first consult with Applied.

          (b) Applied Interim Improvements. Applied will exclusively own all right, title, and interest (including all Intellectual Property Rights) in and to all Improvements developed solely by Applied employees in the course of work performed by Applied pursuant to each Development Plan during the period beginning when Applied delivers to Therma-Wave the initial Specifications for the underlying Integrated Metrology Tool and ending when Applied accepts a product prototype that satisfies the Lab Specifications for such Development Plan pursuant to Section 2.2(b) (the "Applied Interim Improvements"). To the
                 --------------
extent that a Procedure is required to obtain, perfect, or protect any Intellectual Property Right that Applied may own pursuant to this Section 7.2(b)
                                                                  --------------
and Applied desires to pursue such Procedure, Applied shall first consult with Therma-Wave.

          (c)  Jointly Developed Improvements

               (i) Joint Ownership; Assignment. The Parties intend that each Party hereto will have an equal and undivided one-half (1/2) joint ownership interest in all right, title, and interest (including all Intellectual Property Rights) in and to all Improvements jointly developed by Therma-Wave employees and Applied employees in performing work under each Development Plan during the period beginning when Applied delivers to Therma-Wave the initial Specifications for the underlying Integrated Metrology Tool and ending when Applied accepts a product prototype that satisfies the Lab Specifications for such Development Plan pursuant to Section 2.2(b) (the "Jointly Developed Improvements"). Neither
                 --------------
Party will have any duty of accounting to the other Party with respect to such joint ownership interest. Each Party hereby unconditionally and irrevocably assigns to the other Party an undivided, equal, half ownership interest, as set forth above in this clause (i) with respect to the portions of the Jointly
                    ----------
Developed Improvements that are developed by the assigning Party.

               (ii) Applications and Registrations. To the extent that a Procedure is required to obtain, perfect, or protect any Intellectual Property Right that the Parties may jointly own pursuant to this Section 7.2(c) and
                                                        --------------
either Party desires to pursue such Procedure, such Party shall first consult with the other Party. If the other Party desires to participate in such Procedure, the Parties will then jointly and cooperatively pursue such Procedure, in which event they shall bear all costs equally and jointly own any rights thereby obtained. If a Party declines to participate in such Procedure, the other Party shall then have the right to pursue such Procedure alone, in which case such other Party shall bear all costs of and, notwithstanding clause
                                                                         ------
(i) above, exclusively own all rights resulting from, such Procedure.
---

               (iii) Actions Against Third Party Infringers. Each Party shall promptly notify the other Party if such former Party becomes aware of any possible infringement

                                                     **** Confidential Treatment

or misappropriation by a third party of any of the Jointly Developed Improvements or Intellectual Property Rights in which the Parties share a joint ownership interest under this Section 7.2(c). If either Party desires to take
                              --------------
any action against such an infringing or misappropriating third party, such Party shall first notify the other Party and consult with such other Party regarding such action. If the other Party desires to participate in such action, the Parties will then jointly and cooperatively pursue such action, in which event they will bear all costs equally and share in any damages or other recoveries equally. Either Party may at any time decide not to participate further in any such action, in which case any further costs will be borne by, and all damages and other recoveries shall be received and retained by, the Party that continues to pursue such action. If a Party declines to participate in any such action, the other Party will then have the right to pursue such action alone, and will bear all costs of and receive and retain all damages and other recoveries from such action. Notwithstanding the foregoing, if a Party declines to participate in such an action or withdraws from such an action, such Party will nevertheless, at the request of the other Party, cooperate with the other Party, at the cost of the other Party and subject to any reasonable conditions (including indemnification against counterclaims by the third party), to the extent necessary to enable the other Party to pursue such action effectively.

               (iv) Assignment of Ownership of Jointly Developed Improvements. Neither Party shall transfer or assign its interest in any Jointly Developed Improvement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that (1) either Party may assign its interest in any Jointly Developed Improvement to an Affiliate of such Party, provided that such Affiliate is not (A) in the case of Therma-Wave as assignor, an **** or (B) in the case of Applied as assignor, a ****; (2) Applied may assign its interest in any Jointly Developed Improvement in connection with a sale of all or part of Applied's business provided that the assignee is not a ****; and (3) Therma-Wave may assign its interest in any Jointly Developed Improvement in connection with a sale of all or a part of Therma-Wave's business that constitutes a Change in Control, provided that the assignee is not a Listed ****. For the purposes of this clause (iv), if a Party's consent to a transfer or assignment is required, it shall not be unreasonable for a Party to withhold consent to a transfer or assignment if (A) in the case of Therma-Wave as assignor, Applied believes that the transferee or assignee is an **** or (B) in the case of Applied as assignor, the transferee or assignee is a ****. In addition the consenting Party may condition its consent upon the transferee or assignee agreeing in writing to such conditions as the consenting Party may impose in order to preserve its competitive position including requiring the transferee or assignee to agree to be bound by the restrictions of this clause
                                                                        ------
(iv) with respect to any future transfer or assignment.
----
     7.3 Improvements After Completion of Prototypes. Applied will own, and Therma-Wave hereby unconditionally and irrevocably assigns to Applied, all right, title, and interest (including all Intellectual Property Rights) in and to all Improvements made by either Party in the course of work performed pursuant to each Development Plan after Applied accepts a product prototype that satisfies the Lab Specifications for such Development Plan (the "Integration Improvements").

                                                     **** Confidential Treatment

     7.4  Licenses

          (a) Therma-Wave Interim Improvements. Therma-Wave hereby grants to Applied a fully paid-up, royalty-free, perpetual, irrevocable, worldwide license, under all of Therma-Wave's Intellectual Property Rights in the Therma-Wave Interim Improvements, to use, import, offer for sale, and sell Integrated Metrology Tools (that incorporate or utilize Therma-Wave Interim Improvements) in the Semiconductor Field. Except as otherwise provided in Section 7.5, Applied
                                                            -----------
agrees that Applied will not at any time use Therma-Wave Interim Improvements under this license to develop Integrated Metrology Tools that directly compete (as such term is defined in Section 4.3(d)) with Therma-Wave products available
                            -------------
for commercial sale by Therma-Wave at the time Applied would otherwise commence such development. The foregoing license shall be nontransferable and nonsublicensable without the prior written consent of Therma-Wave, which consent shall not be unreasonably withheld, except that Applied may assign its rights under the foregoing license without Therma-Wave's consent (1) to an Applied Affiliate, provided that such Affiliate is not a **** and (2) in connection with a sale of all or part of Applied's business provided that the assignee or sublicensee is not a ****. For the purposes of this clause (a), if Therma-Wave's
                                                    ----------
consent to an assignment or sublicense is required, it shall not be unreasonable for Therma-Wave to withhold consent to an assignment or sublicense if the assignee or sublicensee is a *****. In addition, Therma-Wave may condition its consent upon the assignee or sublicensee agreeing in writing to such conditions as Therma-Wave may impose in order to preserve its competitive position including requiring the assignee or sublicensee to agree to be bound by the restrictions of this clause (a) with respect to any future assignment or
                    ----------
sublicense. Except to the extent expressly provided in clause (e) below, and
                                                       ----------
except with respect to Integrated Metrology Tools that Therma-Wave is expressly permitted to sell pursuant to Sections 2.3, 2.4(a), 2.4(b), or 3.4 this license
                              -------- ---  ------  ------
will be exclusive (without reservation) during the License Limit Period. After the License Limit Period this license will be nonexclusive.

          (b) Applied Interim Improvements. Applied hereby grants to Therma-Wave a fully paid-up, royalty-free, perpetual and irrevocable (except as provided in Section 7.7(c)), worldwide license, under all of Applied's
            ---------------
Intellectual Property Rights in the Applied Interim Improvements to make, have made (by any party other than a Listed ****), use, import, offer for sale, and sell Standalone Metrology Tools (that incorporate or utilize Applied Interim Improvements) designed, developed, and sold by Therma-Wave. Except in conjunction with Applied, Therma-Wave agrees that Therma-Wave will not at any time use Applied Interim Improvements under this license to develop Standalone Metrology Tools that directly compete (as such term is defined in Section
                                                                  -------
4.3(d)) with Applied's products available for commercial sale by Applied at the
------
time Therma-Wave would otherwise commence such development. The foregoing license shall be nontransferable and nonsublicensable without the prior written consent of Applied, which consent shall not be unreasonably withheld, except that Therma-Wave may assign its rights under the foregoing license without Applied's consent (1) to a Therma-Wave Affiliate, provided that such Affiliate is not an **** and (2) in connection with a sale of all or a part of Therma-Wave's business that constitutes a Change in Control, provided that the assignee
or sublicensee is not a Listed ****.   For the purposes of this clause (b), if
                                                                ----------
Applied's consent to an assignment or sublicense is required, it shall not be unreasonable for Applied to withhold consent to an assignment or sublicense if Applied believes that the assignee or sublicensee is an ****. In addition, Applied

                                                     **** Confidential Treatment

may condition its consent upon the assignee or sublicensee agreeing in writing to such conditions as Applied may impose in order to preserve its competitive position including requiring the assignee or sublicensee to agree to be bound by the restrictions of this clause (b) with respect to any future assignment or
                         ----------
sublicense. This license will be exclusive during the License Limit Period; provided that, Applied reserves the right to make, have made (by any party other than a ****), use, import, offer for sale, and sell ****, subject to Therma-Wave's rights in Section 4.4. After the License Limit Period this license will
                 -----------
be nonexclusive.


          (c)  Jointly Developed Improvements

               (i) License to Applied. Therma-Wave hereby grants to Applied a fully paid-up, royalty-free, perpetual, irrevocable, worldwide license, under all of Therma-Wave's Intellectual Property Rights in the Jointly Developed Improvements, to use, import, offer for sale, and sell Integrated Metrology Tools (that incorporate or utilize Jointly Developed Improvements) in the Semiconductor Field. During the License Limit Period, except as otherwise provided in Section 7.5, Applied agrees that Applied will not use Jointly
            -----------
Developed Improvements to develop Integrated Metrology Tools that directly compete (as such term is defined in Section 4.3(d)) with Therma-Wave products
                                    -------------
available for commercial sale by Therma-Wave at the time Applied would otherwise commence such development. The foregoing license shall be nontransferable and nonsublicensable without the prior written consent of Therma-Wave, which consent shall not be unreasonably withheld, except that Applied may assign its rights under the foregoing license without Therma-Wave's consent (1) to an Applied Affiliate, provided that such Affiliate is not a **** and (2) in connection with a sale of all or part of Applied's business provided that the assignee or sublicensee is not a ****. For the purposes of this clause (i), if Therma-Wave's
                                                    ----------
consent to an assignment or sublicense is required, it shall not be unreasonable for Therma-Wave to withhold consent to an assignment or sublicense if the assignee or sublicensee is a ****. In addition, Therma-Wave may condition its consent upon the assignee or sublicensee agreeing in writing to such conditions as Therma-Wave may impose in order to preserve its competitive position including requiring the assignee or sublicensee to agree to be bound by the restrictions of this clause (i) with respect to any future assignment or
                     ----------
sublicense. Except to the extent expressly provided in clause (e) below, and
                                                       ----------
except with respect to Non-Qualified Therma-Wave Tools that Therma-Wave is expressly permitted to sell pursuant to Section 2.4(a)(iii) (after the ****
                                        -------------------
period described therein) or 2.4(b), this license will be exclusive (without
                             ------
reservation) during the License Limit Period. After the License Limit Period this license will be nonexclusive.

               (ii) License to Therma-Wave. Applied hereby grants to Therma-Wave a fully paid-up, royalty-free, perpetual and irrevocable (except as provided in
Section 7.7(c)), worldwide license, under all of Applied's Intellectual Property
--------------
Rights in the Jointly Developed Improvements to make, have made (by any party other than a Listed ****), use, import, offer for sale, and sell Standalone Metrology Tools (that incorporate or utilize Jointly Developed Improvements) designed, developed, and sold by Therma-Wave. Except in conjunction with Applied, during the License Limit Period, Therma-Wave agrees that Therma-Wave will not use Jointly Developed Improvements to develop Standalone Metrology Tools that directly compete (as such term is defined in Section 4.3(d)) with
                                                        ---------------
Applied products

                                                     **** Confidential Treatment

available for commercial sale by Applied at the time Therma-Wave would otherwise commence such development. The foregoing license shall be nontransferable and nonsublicensable without the prior written consent of Applied, which consent shall not be unreasonably withheld, except that Therma-Wave may assign its rights under the foregoing license without Applied's consent (1) to a Therma-Wave Affiliate, provided that such Affiliate is not an **** and (2) in connection with a sale of all or a part of Therma-Wave's business that constitutes a Change in Control, provided that the assignee or sublicensee is not a Listed ****. For the purposes of this clause (ii), if Applied's consent
                                            -----------
to an assignment or sublicense is required, it shall not be unreasonable for Applied to withhold consent to an assignment or sublicense if Applied believes that the assignee or sublicensee is an ****. In addition, Applied may condition its consent upon the assignee or sublicensee agreeing in writing to such conditions as Applied may impose in order to preserve its competitive position including requiring the assignee or sublicensee to agree to be bound by the restrictions of this clause (ii) with respect to any future assignment or sublicense. This license will be exclusive during the License Limit Period; provided that, Applied reserves the right to make, have made (by any party other than a ****), use, import, offer for sale, and sell **** subject to Therma-Wave's rights in Section 4.4. After the
                 -----------
License Limit Period this license will be nonexclusive.

          (d) Integration Improvements. Applied hereby grants to Therma-Wave a nonexclusive, fully paid-up, royalty-free, perpetual and irrevocable (except as provided in Section 7.7(c)), worldwide license under all of Applied's
            --------------
Intellectual Property Rights in each Integration Improvement to make, have made (by any party other than a Listed ****), use, import, offer for sale, and sell Standalone Metrology Tools (that incorporate or utilize Integration Improvements) designed, developed, and sold by Therma-Wave, which license shall become effective for each Integration Improvement upon the first commercial shipment of the applicable Integration Improvement with an Applied process tool. Except in conjunction with Applied, during the License Limit Period, Therma-Wave agrees that Therma-Wave will not use Integration Improvements under this license to develop Standalone Metrology Tools that directly compete (as such term is defined in Section 4.3(d)) with Applied products available for commercial sale
           -------------
by Applied at the time Therma-Wave would otherwise commence such development. The foregoing license shall be nontransferable and nonsublicensable without the prior written consent of Applied, which consent shall not be unreasonably withheld, except that Therma-Wave may assign its rights under the foregoing license without Applied's consent (1) to a Therma-Wave Affiliate, provided that such Affiliate is not an **** and (2) in connection with a sale of all or a part of Therma-Wave's business that constitutes a Change in Control, provided that the assignee or sublicensee is not a Listed ****. For the purposes of this clause (d), if Applied's consent to an assignment or sublicense is required, it shall not be unreasonable for Applied to withhold consent to an assignment or sublicense if Applied believes that the assignee or sublicensee is an ****. In addition, Applied may condition its consent upon the assignee or sublicensee agreeing in writing to such conditions as Applied may impose in order to preserve its competitive position including requiring the assignee or sublicensee to agree to be bound by the restrictions of this clause (d) with
                                                             ----------
respect to any future assignment or sublicense. This license will be exclusive during the License Limit Period; provided that, Applied reserves the right to make, have made (by any party other than a ****)use, import, offer for sale, and sell ****

                                                     **** Confidential Treatment

**** subject to Therma-Wave's rights in Section 4.4. After the License Limit
                                        -----------

Period this license will be nonexclusive.


          (e)  Therma-Wave License Following Certain Occurrences

               (i) Mutual Designation as Non-Qualified Therma-Wave Tool. Effective after the **** period described in Section 2.4(a)(iii) with respect
                                             -------------------
to each Non-Qualified Therma-Wave Tool that Therma-Wave is permitted to sell to third parties thereunder, Applied hereby grants to Therma-Wave a nonexclusive, fully paid-up, royalty-free, perpetual (except as provided in
Section 7.7(c)) license under all of Applied's Intellectual Property Rights in
---------------
each Applied Interim Improvement, Jointly Developed Improvement, and Integration Improvement (in each case that are incorporated into the applicable Non-Qualified Therma-Wave Tool and are in existence as of the date on which such Integrated Metrology Tool is designated as a Non-Qualified Therma-Wave Tool) to make, have made (by any party other than a Listed ****), offer for sale, sell, and import the applicable Non-Qualified Therma-Wave Tools that (1) are designed, developed, and sold by Therma-Wave, (2) are made commercially available by Therma-Wave as of the effective date of such designation as a Non-Qualified Therma-Wave Tool, and (3) incorporate or utilize such Applied Interim Improvements, Jointly Developed Improvements, or Integration Improvements.

               (ii) Tools Subject of Applied Internal Development. With respect to each Non-Qualified Therma-Wave Tool that Therma-Wave is permitted to sell to third parties under Section 2.4(b), effective upon Applied's giving Applied's
                    --------------
prior written approval, which approval will not be unreasonably withheld, Applied grants to Therma-Wave a nonexclusive, fully paid-up, royalty-free, perpetual (except as provided in Section 7.7(c)) license under all of Applied's
                                 ---------------
Intellectual Property Rights in each Applied Interim Improvement, Jointly Developed Improvement, and Integration Improvement (in each case that are incorporated into the applicable Non-Qualified Therma-Wave Tool and are in existence as of the date on which such Integrated Metrology Tool is designated as a Non-Qualified Therma-Wave Tool) to make, have made (by any party other than a Listed ****), offer for sale, sell, and import the applicable Non-Qualified Therma-Wave Tools that (1) are designed, developed, and sold by Therma-Wave, (2) are made commercially available by Therma-Wave as of the effective date of such designation as a Non-Qualified Therma-Wave Tool, and (3) incorporate or utilize such Applied Interim Improvements, Jointly Developed Improvements, or Integration Improvements.

               (iii) Termination for Convenience by Applied. Effective only if and when Applied terminates this Agreement pursuant to Section 11.2(b), Applied
                                                       ---------------
grants to Therma-Wave a nonexclusive, fully paid-up, royalty-free, perpetual (except as provided in Section 7.7(c)), license under all of Applied's
                       --------------
Intellectual Property Rights in each Applied Interim Improvement, Jointly Developed Improvement, and Integration Improvement (in each case in existence as of the effective date of termination) to make, have made (by any party other than a Listed ****), offer for sale, sell, and import Integrated Metrology Tools that (1) are designed, developed, and sold by Therma-Wave and (2) are made commercially available by Therma-Wave as of the effective date of such termination, and (3) incorporate or utilize such Applied Interim Improvements, Jointly Developed Improvements, or Integration Improvements.

               (iv) Transfer of Foregoing Licenses. The licenses granted or to be granted to Therma-Wave under this Section 7.4(e) shall be nontransferable and
                                     --------------
nonsublicensable

                                                     **** Confidential Treatment

without the prior written consent of Applied, which consent shall not be unreasonably withheld, except that Therma-Wave may assign its rights under the foregoing license without Applied's consent (1) to a Therma-Wave Affiliate, provided that such Affiliate is not an **** and (2) in connection with a sale of all or a part of Therma-Wave's business that constitutes a Change in Control, provided that the assignee or sublicensee is not a Listed ****. For the purposes of this clause (iv), if Applied's consent to an assignment or sublicense is
        -----------
required, it shall not be unreasonable for Applied to withhold consent to an assignment or sublicense if Applied believes that the assignee or sublicensee is an ****. In addition, Applied may condition its consent upon the assignee or sublicensee agreeing in writing to such conditions as Applied may impose in order to preserve its competitive position including requiring the assignee or sublicensee to agree to be bound by the restrictions of this clause (iv) with
                                                             ------ ----
respect to any future assignment or sublicense.

     7.5 Exclusive Manufacturing Appointments. During the Exclusivity Period, Therma-Wave will be Applied's exclusive manufacturer of Integrated Metrology Tools that incorporate Therma-Wave Interim Improvements or Jointly Developed Improvements, subject to the following exceptions:

          (a) Upon the occurrence of a Release Event (as such term is defined in the Escrow Agreement), and only with respect to the affected Products (as defined in the Escrow Agreement), Applied may exercise its rights pursuant to the Escrow Agreement;

          (b) Subject to Applied performing its obligations to Therma-Wave pursuant to Section 3.2 as to each particular proposed Integrated Metrology Tool
            -----------
product, Therma-Wave further grants to Applied a fully paid-up, royalty-free, perpetual, irrevocable, worldwide license, under all of Therma-Wave's Intellectual Property Rights in the Therma-Wave Interim Improvements and Jointly Developed Improvements, to use, reproduce, and modify Therma-Wave Interim Improvements and Jointly Developed Improvements to make and have made (by any party, other than a ****, subject to the following sentence) such Integrated Metrology Tool product in the Semiconductor Field that does not directly compete (as such term is defined in Section 4.3(d)) with Therma-Wave products available
                            ---------------
for commercial sale by Therma-Wave at the time Therma-Wave is given the opportunity to develop such Integrated Metrology Tool product pursuant to
Section 3.2. With respect to any third party that becomes a ***** after the
-----------
Effective Date, if Applied has a supply agreement with such third party as of the date that such third party becomes a ****, the foregoing restriction on Applied's engaging **** to make for Applied Integrated Metrology Tools using Therma-Wave Interim Improvements and Jointly Developed Improvements shall not apply to such third party.

For the avoidance of doubt, Applied acknowledges that except as provided in the Escrow Agreement, the Supply Agreement, and Section 7.5(b) Applied does not have
                                            --------------
the right to itself utilize, or license a third party to utilize, the Therma-Wave Interim Improvements to manufacture Integrated Metrology Tools in the Semiconductor Field.

     7.6 Cooperation. Each Party agrees to take such action and execute such documents as are reasonably requested by the other Party to effect the allocation of ownership rights set forth in this Section 7, including providing
                                                 ---------
documents in such recordable form as is deemed required or necessary by the other Party.

                                                     **** Confidential Treatment

     7.7  Change in Control

          (a) Notification. Therma-Wave will immediately notify Applied in writing upon entering into any Change in Control transaction.

          (b) Listed ****. If Therma-Wave enters into any Change in Control transaction with a Listed ****, Applied shall be entitled to immediately exercise the rights and remedies set forth in the Escrow Agreement and the Supply Agreement in addition to its rights and remedies set forth herein.

          (c) Licenses. If Therma-Wave enters into any Change in Control transaction with a Listed ****, the following shall apply:

               (i) Therma-Wave's licenses to Integration Improvements under Sections 7.4(d) and 7.4(e) shall immediately and automatically terminate and be
---------------     ------
of no further force or effect.

               (ii) Therma-Wave's licenses to Applied Interim Improvements under Sections 7.4(b) and 7.4(e) shall immediately and automatically terminate
      ---------------     ------
to the extent that they permit Therma-Wave to make, have made, use, import, offer for sale, and sell Integrated Metrology Tools.

               (iii) Therma-Wave's licenses to Jointly Developed Improvements under Sections 7.4(c) and 7.4(e) shall immediately and automatically terminate
      ---------------     ------
to the extent that they permit Therma-Wave to make, have made, use, import, offer for sale, and sell Integrated Metrology Tools.

               (iv) Notwithstanding anything to the contrary in this Agreement, Applied's license to Jointly Developed Improvements under Section 7.4(c) shall
                                                          --------------
automatically become exclusive (without reservation) in perpetuity with respect to Integrated Metrology Tools.

               (v) Notwithstanding anything to the contrary in this Agreement, Therma-Wave's license to Applied Interim Improvements under Section 7.4(b) and
                                                            --------------
Therma-Wave's license to Jointly Developed Improvements under Section 7.4(c)
                                                              --------------
shall automatically become nonexclusive.

8.   Confidentiality; Protection of Trade Secrets

     8.1 Applied Information. Therma-Wave acknowledges that, in the course of working with Applied in connection with the development work to be performed hereunder and in the course of working with Applied prior to the execution of this Agreement in contemplation of the development work to be performed hereunder, Therma-Wave and its employees, agents, and contractors have and will receive, observe, and otherwise have access to confidential and proprietary information (whether in tangible or electronic form or otherwise) related to Applied and Applied's products, tools, technology, processes, business plans, and customers (the "Applied Information"). Without limiting the foregoing, Applied Information includes (a) the Specifications and other items described in
Section 7.1 and (b) all materials and information related to Applied Interim
-----------
Improvements, Jointly Developed Improvements, and Integration

Improvements. Therma-Wave further acknowledges that Applied regards the Applied Information as valuable trade secrets of Applied and that the unauthorized use of such Applied Information would cause severe and irreparable damage to Applied. Notwithstanding the foregoing, Applied Information does not include information that Therma-Wave can prove by clear and convincing evidence: (i) is in the public domain, through no fault of Therma-Wave; (ii) was known to Therma-Wave prior to being disclosed by Applied to Therma-Wave; (iii) is disclosed to Therma-Wave by a third party who is entitled to so disclose the information; or
(iv) is developed by Therma-Wave employees who did not perform work pursuant to or had any involvement with any Development Plan and did not have access to or disclosure of any Applied Information.

Accordingly, Therma-Wave agrees that:

               (a) Therma-Wave shall not use or reproduce Applied Information for any purpose other than performing development and integration work for the benefit of Applied as contemplated under this Agreement or for exercising the rights and licenses granted to Therma-Wave pursuant to this Agreement;

               (b) Therma-Wave shall hold all Applied Information in strict confidence and shall not disclose Applied Information to any third party (other than independent contractors retained by Therma-Wave and approved by Applied to perform such work who have signed confidentiality agreements acceptable to Applied), and Therma-Wave shall restrict access to Applied Information to those of its employees, agents, and contractors who have a need to know such information in order to perform such work;

               (c) Therma-Wave shall take all reasonable and necessary steps to protect the Applied Information from inadvertent or unintentional disclosure to third parties and shall protect the Applied Information from unauthorized access, disclosure, or use with at least the same degree of care as Therma-Wave uses to protect its own most valuable trade secret information, and in any event no less than reasonable care;

               (d) Therma-Wave shall reproduce, on all copies of documents and materials containing Applied Information made by Therma-Wave or its employees, agents, or contractors, all proprietary rights notices of Applied or any of its Affiliates appearing on the original copy of such document or material;

               (e) Except for Applied Information for which Therma-Wave has a continuing license hereunder, Therma-Wave shall, at Applied's request, promptly return to Applied or destroy all documents and materials in tangible form, and permanently erase all data in electronic form, containing any Applied Information, and certify in writing signed by an executive officer of Therma-Wave that Therma-Wave has fully complied with this obligation;

               (f) Before any employee, agent, or contractor of Therma-Wave who worked in any capacity and for any period of time, or had any involvement with performing work, pursuant to a Development Plan, or who otherwise received disclosure of Applied Information, participates in or assists with, directly or indirectly, any other project involving the development of an Integrated Metrology Tool in the Semiconductor Field in conjunction with or on behalf of any third party, Therma-Wave shall ensure that such employee, agent, or contractor executes a nondisclosure agreement with Applied, in the form provided by Applied for such purpose; and

          (g) Without limiting the foregoing, no Therma-Wave employee, agent, or contractor may work on or be involved with a Qualified Therma-Wave Tool and a Non-Qualified Therma-Wave Tool at the same time.

Therma-Wave will obtain the prior written agreement of each employee, agent, and contractor who performs work pursuant to a Development Plan, will otherwise have any involvement with integrating Metrology Tools into Applied's process tools, or will otherwise receive disclosure of Applied Information, that such person will comply with the terms of Therma-Wave's standard form nondisclosure agreement, which shall in any event be no less protective of Applied Information than these confidentiality provisions. The restrictions in clauses (a), (b),
                                                            -----------  ---
(c), (d), and (e) above will survive termination or expiration of the Agreement
---  ---      ---
in perpetuity, and the restrictions in clauses (f) and (g) above will not
                                       -----------     ---
survive termination or expiration of the Agreement. Therma-Wave acknowledges and agrees that Therma-Wave has no right, title, or interest of any nature in any Applied Information, other than a limited, non-transferable, non-sublicensable, non-exclusive license during the term of the Agreement to use and reproduce Applied Information solely to the extent necessary to perform development and integration work for the benefit of Applied as contemplated under this Agreement.

Without Applied's specific, prior written consent, Therma-Wave will not disclose to Applied any Therma-Wave confidential information except as embodied in Metrology Tools sold to Applied and Deliverables furnished to Applied.

     8.2 Therma-Wave Information. Applied acknowledges that, in the course of working with Therma-Wave in connection with the development work to be performed hereunder and in the course of working with Therma-Wave prior to the execution of this Agreement in contemplation of the development work to be performed hereunder, Applied and its employees, agents, and contractors have and will receive, observe, and otherwise have access to confidential and proprietary information (whether in tangible or electronic form or otherwise) related to Therma-Wave and Therma-Wave's products, tools, technology, processes, business plans, and customers (the "Therma-Wave Information"). Without limiting the foregoing, Therma-Wave Information includes (a) the Therma-Wave Background Technology described in Section 7.1 and (b) all materials and information
                        -----------
related to Therma-Wave Interim Improvements and Jointly Developed Improvements. Applied further acknowledges that Therma-Wave regards the Therma-Wave Information as valuable trade secrets of Therma-Wave and that the unauthorized use of such Therma-Wave Information would cause severe and irreparable damage to Therma-Wave. Notwithstanding the foregoing, Therma-Wave Information does not include information that Applied can prove by clear and convincing evidence: (i) is in the public domain, through no fault of Applied; (ii) was known to Applied prior to being disclosed by Therma-Wave to Applied; (iii) is disclosed to Applied by a third party who is entitled to so disclose the information; or (iv) is developed by Applied employees who did not perform work pursuant to or had any involvement with any Development Plan and did not have access to or disclosure of any Therma-Wave Information.

Accordingly, Applied agrees that:

               (a) Applied shall not use or reproduce Therma-Wave Information for any purpose other than performing development and integration work as contemplated under this Agreement or for exercising the rights and licenses granted pursuant to this Agreement and the Escrow Agreement;

               (b) Applied shall hold all Therma-Wave Information in strict confidence and shall not disclose Therma-Wave Information to any third party (other than independent contractors retained by Applied who have signed confidentiality agreements as provided below), and Applied shall restrict access to Therma-Wave Information to those of its employees, agents, and contractors who have a need to know such information in order to perform such work;

               (c) Applied shall take all reasonable and necessary steps to protect the Therma-Wave Information from inadvertent or unintentional disclosure to third parties and shall protect the Therma-Wave Information from unauthorized access, disclosure, or use with at least the same degree of care as Applied uses to protect its own most valuable trade secret information, and in any event no less than reasonable care;

               (d) Applied shall reproduce, on all copies of documents and materials containing Therma-Wave Information made by Applied or its employees, agents, or contractors, all proprietary rights notices of Therma-Wave or any of its Affiliates appearing on the original copy of such document or material; and

               (e) Except with respect to Therma-Wave Information for which Applied has a continuing license hereunder, Applied shall, at Therma-Wave's request, promptly return to Therma-Wave or destroy all documents and materials in tangible form, and permanently erase all data in electronic form, containing any Therma-Wave Information, and certify in writing signed by an executive officer of Applied that Applied has fully complied with this obligation.

Each employee, agent, and contractor who performs work pursuant to a Development Plan or will otherwise receive disclosure of Therma-Wave Information will have agreed to Applied's standard non-disclosure agreement or another form of confidentiality agreement no less restrictive than these confidentiality provisions. The restrictions in clauses (a), (b), (c), (d), and (e) above will survive termination or expiration of the Agreement in perpetuity. Except for the rights transferred and licenses granted pursuant to this Agreement, the Supply Agreement, and the Escrow Agreement, Applied acknowledges and agrees that Applied has no right, title, or interest of any nature in any Therma-Wave Information.

                                                     **** Confidential Treatment

     8.3 Injunctive Relief. Each Party acknowledges and agrees that the other Party would suffer irreparable harm for which monetary damages would be an inadequate remedy if there were a breach of obligations under this Section 8.
                                                                   ---------
Each Party further acknowledges and agrees that equitable relief, including injunctive relief, would be appropriate to protect the other Party's rights and interests if such a breach were to arise, be threatened, or be asserted, and the other Party will be entitled to the entry of an order for immediate injunctive relief without notice to the other Party.

     8.4 Press Releases. Neither Party will, without the prior written approval of the other Party, issue any press release, advertising, publicity, or public statement or in any way engage in any other form of public disclosure that indicates the existence of or terms of this Agreement or the relationship of the Parties or that implies any endorsement by either Party of the other's products or services, except as required by applicable law, regulation, governmental body with jurisdiction, or stock exchange rule, or as reasonably necessary to give effect to a Party's rights or obligations hereunder. Any requests for approval under this Section 8.3 must be made in writing and submitted for review and
           -----------
authorization to:

     If to Applied, to:                         If to Therma-Wave, to:

     ****                                       L. Ray Christie
     Managing Director                          Vice President and Chief
     Applied Materials, Inc.                    Financial Officer
     3050 Bowers Avenue m/s 0105                Therma-Wave, Inc.
     Santa Clara, CA 95054                      1250 Reliance Way
     Telephone: (408) 235-****                  Freemont, CA 94539
     Telecopy:  (408) 986-****                  Telephone: (510) 668-2215
                                                Telecopy:  (510) 226-6834

     With a copy to:                            With a copy to:
     ****                                       Martin Schwartz
     Vice President and General Manager,        President and CEO
     Factory Efficiency Technologies            Therma-Wave, Inc.
     Applied Materials, Inc.                    1250 Reliance Way
     3535 Garret Drive, m/s/ 10071              Freemont, CA 94539
     Santa Clara, CA 95054                      Telephone: (510) 668-2228
     Phone: (408) 748-****                      Telecopy:  (510) 226-6834
     Fax: (408) 563-****

9.   Representations and Warranties

     9.1 Mutual Representations and Warranties. Each Party represents and warrants to the other Party that:

          (a) such Party is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to carry on its business as it is now being conducted;

          (b) the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by such Party, and no other corporate or shareholder action or other proceeding on the part of such Party or its shareholders is necessary to authorize this Agreement and the consummation of the transactions contemplated hereby;

          (c) this Agreement constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights; and

          (d) neither the execution, delivery, and performance of this Agreement nor the consummation of the transactions contemplated hereby violate any provision of the charter or organizational documents of such Party or any applicable law, regulation, decree, judgment, or order of any regulatory government agency, or any court of competent jurisdiction.

     9.2 By Therma-Wave. Therma-Wave represents and warrants that the Metrology Tools and any Improvements thereto made by Therma-Wave hereunder (and Applied's use of such Metrology Tools and Improvements in accordance with this Agreement) shall not infringe, violate, or misappropriate, and in developing Improvements and integrating Metrology Tools with Applied's process tools hereunder Therma-Wave's employees, contractors, and subcontractors will not infringe, violate, or misappropriate, any Intellectual Property Rights of a third party. Applied agrees that Applied will not terminate this Agreement for breach of the foregoing representation and warranty.

     9.3 By Applied. Applied represents and warrants that any Improvements to Metrology Tools made by Applied hereunder (and Therma-Wave's use of such Improvements in accordance with this Agreement) shall not infringe, violate, or misappropriate, and in developing Improvements hereunder Applied's employees, contractors, and subcontractors will not infringe, violate, or misappropriate, any Intellectual Property Rights of a third party. Therma-Wave agrees that Therma-Wave will not terminate this Agreement for breach of the foregoing representation and warranty.

     9.4 Disclaimers. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS AGREEMENT AND THE SUPPLY AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED OR OTHERWISE, IN CONNECTION WITH THIS AGREEMENT, AND EACH PARTY SPECIFICALLY DISCLAIMS THE IMPLIED WARRANTIES AND CONDITIONS OF TITLE, NONINFRINGEMENT, MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE. THE FOREGOING DISCLAIMER WILL NOT BE CONSTRUED TO LIMIT OR NEGATE ANY EXPRESS OR IMPLIED WARRANTY ASSOCIATED WITH THE MANUFACTURING AND SALE OF METROLOGY TOOLS PURSUANT TO THE SUPPLY AGREEMENT.

10.  Indemnification; Insurance

     10.1 General Indemnity. Each Party (the "Indemnifying Party") will defend, indemnify, and hold the other Party and its officers, directors, agents, and representatives (collectively, the "Indemnified Party") harmless from and against, and will solely and exclusively bear and pay, any and all third party claims or suits, and all resulting liabilities, losses, penalties, and damages (whether actual, punitive, consequential, or otherwise) and the associated costs and expenses (including attorneys' fees, experts' fees, and costs of investigation), arising from or relating to any negligent, grossly negligent, or intentional acts, errors, or omissions by such Party or its employees, officers, agents, or representatives in the performance of this Agreement.

     10.2 Intellectual Property Indemnity. Each Indemnifying Party will defend, indemnify, and hold the Indemnified Party harmless from and against, and will solely and exclusively bear and pay, any and all third party claims or suits, and all resulting liabilities, losses, penalties, and damages (whether actual, punitive, consequential, or otherwise) and the associated costs and expenses (including attorneys' fees, experts' fees, and costs of investigation), arising from or relating to any actual or alleged infringement, violation, or misappropriation of the Intellectual Property Rights of a third party (a) in the case of Therma-Wave as Indemnifying Party, by (i) the Metrology Tools or any Improvements thereto made by Therma-Wave hereunder (or Applied's use of such Metrology Tools or Improvements in accordance with this Agreement) and (ii) Therma-Wave's employees, contractors, and subcontractors in developing Improvements and integrating Metrology Tools with Applied's process tools hereunder and (b) in the case of Applied as Indemnifying Party by (i) the Improvements made by Applied hereunder (or Therma-Wave's use of such Improvements in accordance with this Agreement) and (ii) Applied's employees, contractors, and subcontractors in developing Improvements hereunder (collectively "IP Claims"). Without compromising any of Applied's other rights hereunder, if Therma-Wave becomes aware of any IP Claim respecting the technology, tools, or uses described in clause (a) above, Therma-Wave will, at
                                        ----------
its own expense, use commercially reasonable efforts to either: (x) procure for Applied such fully paid rights as are coextensive with the rights granted to Applied under this Agreement; or (y) replace or modify the affected technology in a manner reasonably satisfactory to Applied to make it non-infringing without materially impairing its performance. If Applied's continued use or sale of the infringing Metrology Tool is enjoined, and if neither of the foregoing remedies has been achieved within a reasonable time, not to exceed ninety (90) days, on commercially reasonable terms and conditions, Applied will have no further obligation under this Agreement with respect to the infringing Metrology Tool.

     10.3 Obligations. The Indemnifying Party will have control of the defense, litigation, and, subject to the conditions set forth below, settlement of any third party claims or suits that are subject to Sections 10.1 or 10.2 The
                                                -------------    ----
Indemnified Party will have the right (subject to the conditions set forth below), but not the obligation, to select counsel of its choice, at its expense, to participate in the defense of such third party claims or suits. The Indemnifying Party will not accept a settlement of any such third party claim without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld if such settlement involves solely the payment of money by the Indemnifying Party and the Indemnifying Party has the ability to pay the amount required by the settlement.

     10.4 Cooperation by the Indemnified Party. If any claim is made against a Party within the scope of the indemnities set forth in Sections 10.1 and 10.2,
                                                       -------------     ----
the Indemnified Party will: (i) provide prompt written notice of such third party claim to the Indemnifying Party; (ii) provide the Indemnifying Party with such assistance as the Indemnifying Party may reasonably request in connection with the defense and settlement of such third-party claim, provided that all costs and expenses incurred by either Party will borne by the Indemnifying Party; and (iii) promptly comply with all terms of any resolution or settlement of such claim at the Indemnifying Party's expense. Failure by the Indemnified Party to comply with the obligations under this Section 10.4 will relieve the
                                                ------------
Indemnifying Party of its obligations under Sections 10.1, 10.2, and 10.3 only
                                            -------------  ----      ----
if and to the extent that the Indemnifying Party can show that its ability to defend the claim or settle the claim on favorable terms was materially prejudiced by the Indemnified Party's failure to comply with its obligations under this Section 10.4.
           ------------

     10.5 Insurance. During the term of this Agreement and for three (3) years thereafter, Therma-Wave will maintain: (i) comprehensive general liability insurance covering bodily injury, property damage, contractual liability, products liability and completed operations; (ii) Worker's Compensation and employer's liability insurance; and (iii) auto insurance, in such amounts as are necessary to insure against the risks to Therma-Wave's operations. Minimally, Therma-Wave will obtain and keep in force, insurance of the types and in the amounts set forth below:

           Insurance                                 Minimum Limits of Liability
           ---------                                 ---------------------------

           Worker's Compensation                              Statutory
           Employer's Liability                               $1,000,000
           Automobile Liability                        $1,000,000 per occurrence
           Comprehensive General Liability
           (including Product Liability)               $1,000,000 per occurrence
           Umbrella/Excess Liability                   $1,000,000 per occurrence

All policies must be primary and non-contributing, and must include Applied as an additional insured. Therma-Wave also waives all rights of subrogation. Therma-Wave will also require and verify that each of its subcontractors carry at least the same insurance coverage and minimum limits or insurance as Therma-Wave carries under this Agreement. Therma-Wave will notify Applied at least thirty (30) days prior to the cancellation of or implementation of any material change in the foregoing policy coverage that would affect Applied's interests. Upon request, Therma-Wave will furnish to Applied as evidence of insurance a certificate of insurance stating that the coverage would not be canceled or materially altered without thirty (30) days prior notice to Applied.

11.  Term and Termination

     11.1 Term. The term of this Agreement will begin on the Effective Date and will continue until terminated as provided herein.

     11.2  Termination. This Agreement may be terminated at any time as follows:

           (a)   by written agreement of the Parties;

                                                     **** CONFIDENTIAL TREATMENT


          (b) by Applied, at its discretion upon ninety (90) days advance written notice to Therma-Wave, at any time following the nine (9) month period beginning on the earlier of (i) the Delivery Date and (ii) the date one-hundred and twenty (120) days after the Effective Date;

          (c)  by either Party pursuant to Section 4.2;
                                           -----------

          (d) by either Party, at its discretion upon written notice to the other Party, if the Supply Agreement terminates for any reason;

          (e) by Applied at its discretion upon written notice to Therma-Wave, if Therma-Wave enters into a Change in Control transaction with a Listed ****;

          (f) by Applied at its discretion if the Delivery Date has not occurred by the date six (6) months after the Effective Date, except to the extent that the delay in the Delivery Date is caused by Applied's failure to deliver the initial Specifications to Therma-Wave within sixty (60) days after the Effective Date;

          (g)  by Therma-Wave pursuant to Sections 4.3(c) and 4.4; or
                                          ---------------     ---

          (h) by either Party, at its discretion upon written notice to the other Party, if the other Party materially breaches or defaults under any provision of this Agreement (except for any provision for which an exclusive remedy is provided herein) and fails to cure such breach or default within thirty (30) days after written notice of such breach or default is furnished by the non-breaching Party.

     11.3 Effects of Termination. If Applied terminates this Agreement pursuant to Section 11.2(b) and such termination becomes effective during a
             ---------------
          period in which Applied has a Minimum Purchase Requirement, such Minimum Purchase Requirement (and the resulting NRE Payment, if any) will be pro-rated based on the number of days in such period that elapsed before the effective date of termination.

     11.4 Survival. Upon termination or expiration of this Agreement for any reason, (i) Therma-Wave shall promptly return to Applied all copies of Applied Information then in its possession or control (except for such Applied Information that is subject to a license that survives termination or expiration) and shall certify in writing to Applied that it has done so and (ii) Applied shall promptly return to Therma-Wave all copies of Therma-Wave Information then in its possession or control (except for such Therma-Wave Information that is subject to a license that survives termination or expiration) and shall certify in writing to Therma-Wave that it has done so. To the extent that the licenses granted therein become effective during the term of this Agreement, Sections 7.4 and 7.5 shall survive termination or
                     ------------     ---
          expiration of this Agreement, subject to Section 7.7. In addition, the
                                                   -----------
          following provisions will survive such termination or expiration and remain in effect: Sections 7.1, 7.2, 7.3, 7.6, 7.7, 8, 9, 10, 11.3,
                            ------------  ---  ---  ---  ---  -  -  --  ----
          11.4, and 12.
          ----      --

                                                     **** CONFIDENTIAL TREATMENT

12.  General

     12.1 Force Majeure. A failure by either Party to perform due to causes beyond the reasonable control and without the fault or negligence of the Party is deemed excusable during the period in which the cause of the failure persists. Such causes may include acts of God or the public enemy, acts of the government in either sovereign or contractual capacity, fires, floods, earthquakes, epidemics, strikes, freight embargoes, and unusually severe weather. If Therma-Wave becomes aware of any potential force majeure condition as described above, Therma-Wave will promptly notify Applied of the condition and provide relevant details and will resume performance as soon as possible.


     12.2 Notices. Any notice, consent, approval, or other communication to be given hereunder (other than a purchase order or invoice) must be in writing and will be delivered (as elected by the Party giving such notice): (i) personally;
(ii) by postage prepaid registered or certified airmail, return receipt requested; (iii) by express courier service; or (iv) by facsimile with a confirmation copy deposited prepaid with an express courier service. Unless otherwise provided herein, all notices will be deemed to have been duly given on: (a) the date of receipt (or if delivery is refused, the date of such refusal) if delivered personally, by mail, or by express courier; or (b) one (1) business day after receipt by telecopy if the telecopy was accompanied by the mailing of the notice via mail or courier service. Each Party may change its address for purposes hereof on not less than three (3) days' prior notice to the other Party. Notice hereunder will be directed:

           If to Applied, to:                                                If to Therma-Wave, to:

           Attn: ****                                                        L. Ray Christie
           Vice President Legal Affairs and Intellectual                     Vice President and Chief Financial
           Property                                                          Officer
           Applied Materials, Inc.                                           Therma-Wave, Inc.
           2881 Scott Boulevard, M/S 2064                                    1250 Reliance Way
           Santa Clara, CA 95050                                             Fremont, CA  94539
           Telephone: (408) 748-****                                         Telephone:  (510) 668-2215
           Telecopy:  (408) 563-****                                         Telecopy:   (510) 226-6834

           With a copy to:                                                   With a copy to: Martin Schwartz
           ****, Managing Director                                           President and CEO
           Applied Materials, Inc.                                           Therma-Wave, Inc.
           3050 Bowers Avenue, M/S 0105                                      1250 Reliance Way
           Santa Clara, CA  95054                                            Fremont, CA  94539
           Telephone:  (408) 235-****                                        Telephone:  (510) 668-2228
           Telecopy:  (408) 986-****                                         Telecopy:  (510) 226-6834

           With a copy to:
           ****
           Vice President and General Manager,
           Factory Efficiency Technologies
           Applied Materials, Inc.
           3535 Garret Drive M/S 10071
           Santa Clara, CA  95054
           Phone: (408) 748-****
           Fax: (408) 563-****

                                                     **** CONFIDENTIAL TREATMENT

           12.3 Governing Law. This Agreement will be governed by, be subject to, and be construed in accordance with the laws of the State of California, as such laws apply to contracts between California residents performed entirely within California. The United Nations Convention on Contracts for the International Sale of Goods will not apply to this Agreement.

           12.4 Assignment. Therma-Wave may assign this Agreement in its entirety to an Affiliate of Therma-Wave, provided that such Affiliate is not an ****. Except as set forth above or as otherwise provided in Section 7,
                                                            ---------
Therma-Wave may not assign or delegate any right or obligation under this Agreement, by operation of law or otherwise, without the prior written consent of Applied, and any purported assignment without such consent will be void. Applied may assign this Agreement in whole or part at any time to any of its Affiliates (provided that such Affiliate is not a ****) or if such assignment is considered necessary by Applied in connection with a sale of all or part of Applied's business; provided that the assignee is not a ****. Except as set forth above or as otherwise provided in Section 7, Applied may not
                                               ---------
assign or delegate any right or obligation under this Agreement, by operation of law or otherwise, without the prior written consent of Therma-Wave, and any purported assignment without such consent will be void. Upon any permitted assignment, the assignee shall agree to be bound by the terms of this Agreement, and unless otherwise agreed in writing by the non-assigning Party, such assignment shall not relieve the assigning Party of its obligations hereunder.

           12.5 Cumulative Remedies; No Third Party Beneficiaries. Except where this Agreement provides for an exclusive remedy, the rights and remedies of the Parties hereto will be cumulative (and not alternative). No provisions of this Agreement, express or implied, are intended or will be construed to confer upon or give to any person other than the Parties any rights, remedies, or other benefits under or by reason of this Agreement.

           12.6 Compliance with Law. The Parties will at all times comply with all applicable foreign, U.S., state, and local laws, rules and regulations relating to the execution, delivery and performance of this Agreement. Each Party agrees that it will not export or reexport, resell, ship, or divert or cause to be exported or reexported, resold, shipped, or diverted directly or indirectly any software, documentation, or technical data incorporating any software to any country for which the government (or any agency thereof) of the United States, or any foreign sovereign government with competent jurisdiction requires an export license or other governmental approval without first obtaining such license or approval.

           12.7 Waiver. If a Party fails to insist on performance of any of the terms and conditions, or fails to exercise any of its rights or privileges of this Agreement, such failure will not constitute a waiver of such terms, conditions, rights, or privileges.

           12.8 Gratuities. Therma-Wave represents and warrants that it has not offered or given and will not offer or give any gratuity to induce this or any other agreement in violation of the U.S. Foreign Corrupt Practices Act or any similar law.

           12.9 Amendment. This Agreement may not be amended, modified, or supplemented by the Parties in any manner, except by an instrument in writing signed by Applied and Therma-Wave.

           12.10 Severability. If the application of any provision or provisions of this Agreement to any particular facts or circumstances is held to be invalid or unenforceable by any court of competent jurisdiction, then: (i) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby; and (ii) such provision or provisions will be reformed without further action by the Parties and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

           12.11 Independent Contractors. Notwithstanding any use of the term "partner" herein, (a) each Party will be deemed to be an independent contractor and not an agent, joint venturer, or representative of the other Party; (b) neither Party may create any obligations or responsibilities on behalf of or in the name of the other Party; and (c) neither Party will hold itself out to be a partner, employee, franchisee, representative, servant, or agent of the other Party.

           12.12 Construction. As used in this Agreement, all terms used in the singular will be deemed to include the plural, and vice versa, as the context may require. The words "hereof", "herein", and "hereunder" refer to this Agreement as a whole, including the attached exhibit(s), as the same may from time to time be amended or supplemented, and not to any subdivision in this Agreement. When used in this Agreement, "including" means "including, without limitation" and "discretion" means sole discretion. Unless otherwise expressly stated, when a Party's approval or consent is required under this Agreement, such Party may grant or withhold its approval or consent in its discretion. References to "Section" or "Exhibit" will be to the applicable section or exhibit of this Agreement. Descriptive headings are inserted for convenience only and will not be utilized in interpreting the Agreement. This Agreement has been negotiated by the Parties and reviewed by their respective counsel and will be fairly interpreted in accordance with its terms and without any strict construction in favor of or against either Party.

           12.13 Counterparts and Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and such counterparts together will constitute one and the same instrument. The Parties intend that each Party will receive a duplicate original of the counterpart copy or copies executed by it. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, will be deemed to be an original. Notwithstanding the foregoing, the Parties will deliver original execution copies of this Agreement to one another as soon as practicable following execution hereof.

           12.14 Entire Agreement. The Parties each represent and warrant that as to the subject matter hereof: (i) this Agreement, the Supply Agreement, and the Escrow Agreement including exhibits and schedules thereto, sets forth the entire agreement between Applied and Therma-Wave; (ii) no promise, inducement, understanding, or agreement not expressly contained herein has been made; and
(iii) this Agreement merges and supersedes any and all previous agreements, understandings, and negotiations between the Parties.

           In Witness Whereof, the Parties have caused this Agreement to be executed and delivered as of the Effective Date.


APPLIED MATERIALS, INC.                    THERMA-WAVE, INC.

By: ________________________________       By: ________________________________

Name: ______________________________       Name: ______________________________

Title: _____________________________       Title: _____________________________

                                                     **** CONFIDENTIAL TREATMENT


                                   Exhibit A

             Schedule for Completion of Integrated Metrology Tools

                                    ****

                                                                    CONFIDENTIAL

                                   Exhibit B

                                     ****


Exhibit B-1  -- Listed ****

****


Exhibit B-2 - ****

****